UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Summary

In recent months, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Recro Pharma, Inc. (the “Company”) conducted an extensive analysis and assessment of the Company’s executive and non-employee director compensation arrangements. Following the initial public offering of the Company, the Committee engaged Radford, an independent compensation consultant, to provide advice and recommendations relating to the Company’s executive and non-employee director compensation arrangements. The Committee undertook a process that included an analysis by Radford of market practices at the Company’s peers as approved by the Committee based in part on Radford’s recommendation, as well as long-term incentives for executives and non-employee directors.

Based on a study conducted by Radford, the Committee determined that the total compensation, as reflected in base salaries and equity compensation, of the Company’s executive officers was significantly below the 25th percentile of the identified peer companies. The Committee also determined that the total compensation of the Company’s non-employee directors was below the 25th percentile of the total compensation provided by the peer companies. After consultation with and advice from Radford, the Committee concluded that the Company should target total compensation for its executive officers and non-employee directors at the Company’s peer group median, which is the 50th percentile. The Committee decided that the median is an acceptable benchmark relative to the Company’s peers and sufficient to attract, motivate and retain key executives and directors. Accordingly, in making compensation decisions, the Committee sought to align the total compensation for the Company’s executive officers and directors with the Company’s peer group median. The Committee also determined that based on the Company’s current size and stage of development, compensation decisions should be made around the December timeframe.

Following the completion of its analysis and assessment and based on analyses by Radford, on December 16, 2014, the Committee approved and recommended for Board approval certain new compensation arrangements for the Company’s executives and non-employee directors, which arrangements were approved by the Board on December 17, 2014. The new compensation arrangements are designed to motivate, retain and attract highly qualified executives and directors while at the same time aligning the long-term interests of such executives and directors with the shareholders and the Company’s long-term business strategy. The new compensation arrangements were also made to begin to align the Company’s compensation approach to the approach taken by the Company’s peer companies.

As part of the new compensation arrangements, effective as of December 17, 2014, the Board approved:

•	a nominal, cost of living increase in the base salaries of each executive officer for fiscal year 2015;

•	a cash incentive bonus to each executive officer taking into account corporate and individual performance;

•	the grant of time-based and performance-based stock options to each executive officer;

•	certain amendments to the employment agreements of each executive officer; and

•	an increase in the annual stock option grant to non-employee directors.

Executive Compensation Program

The Company’s executive compensation program generally consists of a base salary, a discretionary cash incentive bonus and equity incentive awards. As described above, the Committee concluded that the total compensation provided to the Company’s executive officers should target the Company’s peer group median at the 50th percentile. In order to adjust the Company’s executive compensation program to begin to align with such target, the Committee determined to modestly increase the base salaries of each executive officer for fiscal year 2015 in an effort to preserve cash at this time, award cash incentive bonuses to each executive officer and to grant stock options to each executive officer. In connection with such changes and to further align the Company’s executive compensation program with its peer companies, the Committee also approved certain amendments to the employment agreements of the Company’s executive officers. A planned salary adjustment of a more substantial nature is expected on the achievement of certain milestones in 2015.

Executive Officer Cash Compensation

In determining to increase executive base salaries and to award cash incentive bonuses, the Committee considered the cash position and requirements of the Company as well as the peer group benchmarking analysis performed by its compensation consultant. Notwithstanding the Committee’s desire to target the peer group median, the executive management team was willing to defer market-based adjustments until the achievement of certain milestones in 2015. The overall plan is to increase base salaries to the peer group median by 2016, contingent on performance. In addition, the Committee agreed to re-evaluate the executive’s base salaries based on the Company’s performance during fiscal year 2015. Accordingly, base salary was adjusted solely by a 2% increase. The Committee also determined it was appropriate to provide the executive officers with cash incentive bonuses for their performance during fiscal year 2014, which was substantially discounted as a result of the discontinuation of the Phase IIb trial in September.

Long-Term Incentive Compensation

In addition to the base salary increases, the Committee recommended and the Board approved the grant of stock options to the Company’s executive officers under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) effective as of December 17, 2014. The Committee determined the number of stock options to grant to the executive officers by targeting the peer group median from the benchmarking analysis performed by Radford. The following table sets forth the stock options granted to each of the Company’s executive officers.

Executive Officer	Time-Based Award	Performance-Based Award

Gerri A. Henwood President and Chief Executive Officer	123,500	123,500

Charles Garner Chief Financial Officer, Chief Business Officer and Treasurer	23,000	23,000

Randall Mack Senior Vice President, Development, and Secretary	19,000	19,000

Diane Myers Senior Vice President, Regulatory and Quality	18,000	18,000

Donna Nichols Chief Accounting Officer and Corporate Controller	10,500	10,500

Because insufficient shares are available under the 2013 Plan to make all of the stock option grants approved by the Committee, Ms. Henwood volunteered to make her stock option grants contingent on shareholder approval of an increase in the shares available under the 2013 Plan at the Company’s next annual meeting. If shareholder approval for such increase is not received at the Company’s next annual meeting, the stock options granted to Ms. Henwood on December 17, 2014 would be immediately forfeited.

In order to further align the interests of the Company’s executive officers with the Company’s shareholders, the Committee decided that the stock option grants be time-based stock options and performance-based stock options. The executives’ time-based stock options vest monthly in equal proportions over a period of four years beginning on December 17, 2014, except for Ms. Henwood’s time-based stock options, which will not vest unless and until the Company receives shareholder approval of an increase in the shares available under the

2013 Plan at the Company’s next annual meeting. Following receipt of shareholder approval, a portion of Ms. Henwood’s time-based options equal to the amount of options that would have vested had such options vested monthly in equal proportions since the date of grant, December 17, 2014, will immediately vest. Thereafter, Ms. Henwood’s remaining time-based options will vest monthly in equal proportions over the remaining four-year period beginning on the date of grant.

The executives’ performance-based stock options vest thirty percent (30%) upon the receipt of positive topline results from the Company’s ongoing Phase II clinical trial, provided that Ms. Henwood’s performance-based stock options will not vest unless and until the Company receives the foregoing shareholder approval. The executives’ remaining performance-based stock options will vest monthly in equal proportions over a three year period beginning on the date the performance conditions are satisfied. In the event that the Company does not receive positive topline results from its Phase II clinical trial, the performance-based stock options will remain unvested, will not become exercisable and will be forfeited.

All of the stock options have a ten-year term subject to earlier termination and an exercise price equal to $2.47 per share, which was the closing price of the Company’s common stock on the NASDAQ Capital Market on December 17, 2014. The form of award agreement for the stock option grants to Ms. Henwood and the other executives is attached hereto as Exhibits 10.2 and is incorporated herein by reference.

Amendments to Executive Officer Employment Agreements

On December 17, 2014, as part of the Company’s overall changes to its executive compensation arrangements, the Board approved upon recommendation of the Committee and advice from the Committee’s consultant, Radford, amendments to the employment agreements of the Company’s executive officers. The amendments generally provide for (i) an increase from six (6) months to twelve (12) months for the period during which an executive officer’s estate will be entitled to receive such officer’s base salary and continue applicable health benefits following such officer’s death, (ii) an increase from six (6) to twelve (12) months for the period during which an executive officer will be entitled to continue to receive such officer’s base salary and health insurance benefits following the termination of such officer’s employment without cause (as defined in the officer’s employment agreement) or if such officer resigns for certain reasons set forth in the officer’s employment agreement within twelve (12) months of a change of control (as defined in the officer’s employment agreement), and (iii) the addition of a provision providing that, if the severance and other benefits provided in an executive officer’s employment agreement or otherwise payable to an executive officer would be subject to excise tax under Section 280(G) of the Internal Revenue Code, then the executive officer’s severance benefits will be either delivered in full or delivered as to such lesser extent that would result in no portion of the severance benefits being subject to such excise tax, whichever results in the receipt by the executive officer on an after-tax basis of the greatest portion of such total severance and other benefits. The description of the amendments to the employment agreements is qualified in its entirety by the terms of the amendments, a form of which is attached hereto as Exhibit 10.3 and which is incorporated herein by reference.

Director Compensation Arrangements

On December 17, 2014, based on the recommendation of the Committee, the Board approved an increase to the annual stock option grants to the Company’s non-employee directors to 22,000 shares from 10,000 shares for fiscal year 2015. The increase was based on the advice and peer group benchmarking analysis of Radford because the Company’s non-employee directors’ compensation was below the 25th percentile of the total compensation provided by the peer group. The Committee determined that an increase in the annual stock option grants to 22,000 shares would bring the total compensation of the Company’s non-employee directors in line with the median of the Company’s peer group at the 50th percentile, which was the target compensation identified by the Committee, while preserving cash in 2015 since no adjustment to cash compensation was made for 2015. The Company plans to grant annual stock options to non-employee directors during December of each year consistent with its compensation program.

Consistent with such increase to the annual stock option grants for non-employee directors, on December 17, 2014, the Board approved the annual grant of stock options to purchase 22,000 shares of Company common stock under the 2013 Plan to each of Alfred Altomari, William L. Ashton, Michael Berelowitz, Winston J. Churchill, Abraham Ludomirski and Wayne B. Weisman. The options will vest on the anniversary of the date of grant to any director continuing his service on the Board and have an exercise price of $2.47 per share, which was the closing price of the Company’s common stock on the NASDAQ Capital Market on December 17, 2014.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Recro Pharma, Inc.’s Current Report on Form 8-K filed on March 13, 2014).

10.2	Form of 2013 Equity Incentive Plan Award Agreement (incorporated by reference to Exhibit 10.2 to Recro Pharma, Inc.’s Current Report on Form 8-K filed on March 13, 2014).

10.3	Form of Amendment to the Employment Agreement of each of Gerri Henwood, Charles Garner, Randall Mack, Diane Myers and Donna Nichols.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer

Date: December 19, 2014

EXHIBIT INDEX

Exhibit No.	Document

10.1	2013 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Recro Pharma, Inc.’s Current Report on Form 8-K filed on March 13, 2014).

10.2	Form of 2013 Equity Incentive Plan Award Agreement (incorporated by reference to Exhibit 10.2 to Recro Pharma, Inc.’s Current Report on Form 8-K filed on March 13, 2014).

10.3	Form of Amendment to the Employment Agreement of each of Gerri Henwood, Charles Garner, Randall Mack, Diane Myers and Donna Nichols.